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                                                                   EXHIBIT 10.24

                               AGREEMENT OF MERGER

      THIS AGREEMENT OF MERGER (the "Agreement of Merger"), is made and entered into as of the ____ day of May, 2006, by and among BRIDGETECH HOLDINGS INTERNATIONAL, INC., a Delaware corporation ("Bridgetech"), CLARITY ACES, INC., a Delaware corporation (the "Surviving Corporation"), and ADVANCED CAPSULE ENDOSCOPY SERVICES, LLC, an Ohio limited liability company, (the "Merged Company"), DR. ADAM MEZOFF and EDWARD YOUNG (the "Members"). The Merged Company and the Surviving Corporation hereinafter sometimes together referred to as the "Constituent Entities".

                                R E C I T A L S:

      A. The Surviving Corporation was formed and exists under the laws of the State of Delaware. The Surviving Corporation is a wholly owned subsidiary of Bridgetech.

      B. Bridgetech is a publicly held company which was formed and exists under the laws of the State of Delaware.

      C. The Merged Company was formed and exists under the laws of the State of Ohio. The Merged Company has filed an election on IRS Form 8832 to be treated for federal income tax purposes as a corporation effective as of April 1, 2006.

      D. The respective members of the Merged Company and the members of the Board of Directors of Bridgetech and the Surviving Corporation deem it advisable for the mutual benefit of such entities that the Merged Company be merged with and into the Surviving Corporation pursuant to the applicable provisions of the Delaware General Corporation Law and upon the terms and conditions hereinafter set forth ("Merger").

      NOW THEREFORE, in consideration of the foregoing recitals and of the promises and mutual agreements herein contained and in accordance with the laws of the State of Delaware, the Constituent Entities do hereby agree to merge upon the terms and conditions set forth herein.

      1. Agreement to Merge. The Merged Company shall be merged into the Surviving Corporation. The existence of the Merged Company shall cease upon the effective date of the Merger. The Surviving Corporation shall continue its existence under the laws of the State of Delaware and shall become the owner, without other act or deed, of all the rights and property of the Constituent Entities and subject to any liability for all the debts and obligations of the Constituent Entities.

      2. Cancellation of Equity Interests. On the effective date of the Merger:
(a) all of the outstanding units of the Merged Company shall be canceled; (b) all of the issued and outstanding shares of stock of the Surviving Corporation shall remain outstanding and in full force and effect; and (c) the two (2) Members of the Merged Company shall each receive (i) One Hundred Seventy-Seven Thousand (177,000) common shares of Bridgetech (the "Shares"); (ii) a payment at the time this Agreement of Merger is executed of One Hundred Thirty-Two Thousand Five Hundred Dollars


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($132,500.00), which shall be paid by wire transfer of funds to accounts designated by the two (2) Members; (iii) a second payment on, but not before, January 3, 2007 of One Hundred Thirty Two Thousand Five Hundred Dollars ($132,500.00), which shall also be paid by wire transfer of fund to accounts designated by the two (2) Members; and (iv) books and accounting records for the Merged Company will be kept separately and if EBITDA for the Five States Business is equal to or exceeds Seven Hundred Fifty Thousand Dollars ($750,000.00) during the first twelve (12) months following the effective date of this merger, then each Member shall receive One Hundred Thousand Dollars ($100,000.00); if EBITDA for the Five States Business for the first twenty-four
(24) months following the effective date of the merger equals or exceeds One Million Five Hundred Thousand Dollars ($1,500,000.00), then each Member will receive One Hundred Fifty Thousand Dollars ($150,000.00). "EBITDA" as used herein shall mean "Earnings Before Interest, Taxes, Depreciation and Amortization" which is a measure of a company's operating cash flow based on data from the company's income statement. It is calculated by looking at earnings before the deduction of interest expenses, taxes, depreciation and amortization. "Five States Business" means the business conducted by the Surviving Company in the States of Ohio, Kentucky, Indiana, Illinois and Tennessee.

      3. Transfer of Assets, Liabilities and Equity. The assets, liabilities and equity of the Merged Company shall be recorded on the books of the Surviving Corporation in the amounts at which they are stated on the books of the Merged Company on the effective date of the Merger.

      4. Articles of Incorporation and Bylaws. The present Articles of Incorporation and Bylaws of the Surviving Corporation shall continue to be the Articles of Incorporation and Bylaws of the Surviving Corporation on and after the effective date of the Merger.

      5. Principal Place of Office. The principal office of the Surviving Corporation shall continue to be located at 402 West Broadway, Suite 400, San Diego, California 92101.

      6. Copy of Agreement of Merger. A copy of the Agreement of Merger will be on file at the principal place of office of the Surviving Corporation. A copy of the Agreement of Merger will be furnished by the Surviving Corporation upon written request and without cost, to any stockholder or member of either Constituent Entity.

      7. Effective Date of Merger. The effective date of the Merger shall be upon filing of the State of Delaware, Certificate of Merger of Domestic Corporation and Foreign Limited Liability Company with the Delaware Secretary of State.

      8. Execution. This Agreement of Merger may be executed in any number of counterparts, each of which shall be deemed an original, but all of such counterparts taken together shall constitute one and the same instrument.

      9. Captions and Paragraph Headings. Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement of Merger and shall not be used in construing it.

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      10. Representations and Warranties. The Members represent and warrant as follows:

      (a) Organization and Standing of the Merged Company. The Merged Company is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Ohio. The Merged Company has filed an election on IRS Form 8832 to be treated as a corporation for federal income tax purposes effective April 1, 2006.

      (b) Subsidiaries. The Merged Company has no subsidiaries.

      (c) Financial Statements. The Merged Company has no financial statements and has no or minimal assets. The Merged Company was only recently formed and has no revenue from services except as set forth herein. The Merged Company's primary asset is a method of doing business with capsule endoscopy which it believes will be profitable. Twenty (20) test cases were run using the capsule endoscopy techniques. Income for these tests has yet to be received but bills have been sent to the twenty (20) test patients' health insurance carriers. All costs incurred related to those procedures and other start up costs of the Merged Company have been paid except for a fee for reading the test cases of Fifty Dollars ($50.00) per case for a total of One Thousand Dollars ($1,000.00) which costs will be paid by the Surviving Corporation and legal fees of the Merged Company relating to this merger which fees will be paid for by the Members. Accounts receivables connected with the twenty (20) test cases should cover the liability to the physician(s) who read the twenty (20) test cases. Except as stated herein, there are no undisclosed liabilities of the Merged Company.

      (d) Contracts. The Merged Company has not entered into any contracts.

      (e) Litigation. There is no litigation or proceedings pending, or to the Merged Company's knowledge, threatened against or relating to the Merged Company, its properties, or business, nor does the Merged Company know or have reasonable grounds to know of any basis for any such action or of any governmental investigation relative to the Merged Company, its properties, or business.

      (f) Capitalization. The outstanding equity interests of the Merged Company consist solely of the membership interests owned by the Members. There are no options, warrants, subscriptions, puts, calls or other rights, commitments, undertakings or understandings to acquire, dispose of or restrict the transfer of any equity interests of the Merged Company.

      (g) Investment. The Members will acquire the Shares for investment for their own account, and not with a view to, or for the offer or sale in connection with, any distribution thereof. The Members acknowledge that neither the Shares nor the issuance of the Shares to the Members has been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act and any applicable state securities laws or pursuant to an applicable exemption therefrom. Purchaser hereby acknowledges and agrees that the certificates representing the Shares will bear a legend substantially in the form of the following legend:

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            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
            REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SO REGISTERED OR UNLESS AN EXEMPTION FROM APPLICABLE REGISTRATION REQUIREMENTS IS AVAILABLE.

      The parties hereto have caused this Agreement of Merger to be signed by its respective member or officer on the day and year first above written.

SURVIVING CORPORATION                     MERGED COMPANY

CLARITY ACES, INC.                        ADVANCED CAPSULE ENDOSCOPY,
a Delaware corporation                    LLC, an Ohio limited liability company

By:   /s/ Thomas C. Kuhn III              By:   /s/ Edward Young
    -----------------------------------       ----------------------------------
                                                Edward Young, Member
Print Name: ___________________________

Title: ________________________________

BRIDGETECH HOLDINGS                       THE MEMBERS:
INTERNATIONAL, INC.,
a Delaware corporation
                                                /s/ Dr. Adam Mezoff
                                          --------------------------------------
By:   /s/ Thomas C. Kuhn III              Dr. Adam Mezoff
    -----------------------------------

Print Name: Thomas C. Kuhn III
                                                /s/ Edward Young
                                          --------------------------------------
Title:      President                     Edward Young

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